Exhibit 10.1

THIRD AMENDMENT TO LEASE AGREEMENTS

1.                                      PARTIES

1.1                               THIS THIRD AMENDMENT TO LEASE AGREEMENTS (“Amendment”) is made by and between 228 Strawbridge Associates, LLC, a New Jersey limited liability company (“Landlord”) and Tabula Rasa HealthCare, Inc., a corporation organized under the laws of Delaware (“Tenant”), and is dated as of the last date on which this Amendment has been fully executed by Landlord and Tenant.

2.                                      STATEMENT OF FACTS

2.1                               Landlord and Tenant entered into three (3) Lease Agreements, each dated August 21, 2015 (together with all amendments and modifications, each individually, a “Lease” and collectively, the “Original Total Building Leases”), a First Amendment to Lease Agreements dated March 22, 2016 (“First Amendment”) and a Second Amendment to Lease Agreements dated as of February 3, 2017 (“Second Amendment,” together with the Original Total Building Leases and the First Amendment, the “Total Building Leases”), covering all of the rentable area of the existing building located at 228 Strawbridge Drive, Moorestown, NJ (the “Building”). The Total Building Leases include (i) the “Phase I Lease” covering 24,855 rentable square feet on the second (2nd) floor of the Building (the “Phase I Premises”), (ii) the “Phase II Lease” covering 24,855 rentable square feet on the first (1st) floor of the Building (the “Phase II Premises”), and (iii) the “Phase III Lease” covering 24,855 rentable square feet on the third (3rd) floor of the Building (the “Phase III Premises”). For purposes of this Amendment, the “Premises” means and consists of, collectively, the Phase II Premises, the Phase I Premises and the Phase III Premises.

2.2                               Pursuant to the terms of the Total Building Leases, it has been determined that the date of expiration of each the Total Building Leases is November 30, 2027.

2.3                               Tenant desires to extend the Term of each of the Total Building Leases for the continuous period of two (2) years and two (2) months commencing December 1, 2027, on the terms and subject to the conditions of this Amendment.

3.                                      AGREEMENT

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

3.1.                            The above recitals are incorporated herein by reference.

3.2.                            All capitalized and non-capitalized terms used in this Amendment which are not separately defined herein but are defined in the Total Building Leases shall have the meaning given to any such term in the Total Building Leases.

3.3.                            The Term of the Total Building Leases for the Premises is hereby extended for the continuous period of two (2) years and two (2) months from December 1, 2027 to and ending at 11:59 p.m. on January 31, 2030 (“Extension Term”). All references to the Expiration Date of the Term in the Total Building Leases shall henceforth mean January 31, 2030. All references to the Term of the Total Building Leases shall include the extension of the Term made hereby. Sections 1(c) and 1(e) of each of the Total Building Leases are hereby amended accordingly.

3.4.                            Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises in its “AS-IS” condition for the Extension Term under the terms and conditions set forth herein. Landlord shall have no obligation to perform any tenant improvement work in the Premises and Tenant shall not be entitled to any improvement allowance, free rent, rent abatement or other concession in connection with this Amendment and the extension of the Term made hereby.

3.5.                            As to all periods of the Term of the Total Building Leases prior to the commencement of the Extension Term hereunder, Tenant shall continue to pay Landlord Base Rent and all Additional Rent in accordance with the terms of the Total Building Leases before this Amendment. The following shall be effective from and after December 1, 2027:

a.                                      Tenant shall pay Landlord annual Base Rent for the Premises as follows, without demand, deduction or offset, in advance, in monthly installments on the first day of each month, in the manner provided by the Total Building Leases, as follows:

Extension Term		Base	Annual	Monthly
From	To	Rent/RSF	Base Rent	Base Rent
December 1, 2027	November 30, 2028	$23.45	$1,748,549.25	$145,712.44
December 1, 2028	November 30, 2029	$23.70	$1,767,190.50	$147,265.88
December 1, 2029	January 31, 2030	$23.95	$1,785,831.75	$148,819.31

b.                                      Pursuant to Section 6 of each of the Total Building Leases, Tenant shall continue to pay Landlord, without demand, deduction or offset, the sum of (i) Tenant’s Share of Operating Expenses for each year in excess of Operating Expenses for the Base Year, as Excess Operating Expenses, plus (ii) Tenant’s Share of Property Taxes for each year in excess of Property Taxes for the Base Year, as Excess Property Taxes, prorated to reflect any partial year included in the Term, in monthly installments (each in the amount equal to one-twelfth of Excess Operating Expenses and Excess Property Taxes as estimated by Landlord), on the first day of each month.

c.                                       Tenant shall continue to pay Landlord all costs and charges for electricity and other utilities in accordance with Rider 2 of each of the Total Building Leases.

d.                                      The Base Year shall continue to mean the calendar year 2016 under each of the Total Building Leases.

3.6.                            Simultaneously with this Amendment, Tenant is entering into a Lease Agreement for certain space in the building commonly known as and having the street address at 224 Strawbridge Drive, Moorestown, New Jersey (the “224 Building”) with Landlord’s affiliate dated on or about the date hereof (referred to herein, together with any amendments and modifications thereof, as the “224 Lease”). Section 22(a)(v) of each of the Total Building Leases is hereby supplemented to add the following:

Without limitation of the foregoing, Tenant expressly agrees that any breach or default by Tenant or any Affiliate of Tenant under the terms of the 224 Lease (as defined in the Third Amendment to this Lease), which breach or default is not cured within any notice or grace period provided by the 224 Lease, shall be deemed an Event of Default by Tenant under the Total Building Leases.

3.7.                            Tenant represents and warrants to Landlord that no broker brought about this transaction or was involved in the negotiations concerning this Amendment except CBRE, Inc. (Tenant’s Broker”), and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any broker engaged by Tenant arising out of or in connection with negotiations of, or entering into, this Amendment.  Landlord represents and warrants to Tenant that no broker brought about this transaction or was involved in the negotiations concerning this Amendment except Keystone Properties Group, Inc. (“Landlord’s Broker”), and Landlord agrees to indemnify and hold Tenant harmless from any and all claims of any broker engaged by Landlord arising out of or in connection with negotiations of, or entering into, this Amendment.

3.8.                            Tenant hereby represents to Landlord that to Tenant’s knowledge (i) there exists no default under the Total Building Leases either by Tenant or Landlord; (ii) Tenant is entitled to no credit, free rent or other offset or abatement of the rents due under the Total Building Leases which has not been exhausted; (iii) there exists no offset, defense or counterclaim to Tenant’s obligations under the Total Building Leases.  Landlord hereby represents to Tenant that to Landlord’s knowledge, (i) there exists no default under the Total Building Leases either by Tenant or Landlord and (ii) there exists no offset, defense or counterclaim to Landlord’s obligations under the Total Building Leases.

3.9.                            This Amendment contains the entire agreement between the parties with respect to the modification of the Total Building Leases and supersedes and replaces any prior agreement and understandings between the parties, either oral or written, concerning this Amendment.

3.10.                     Except as expressly amended herein, the Total Building Leases are unmodified and shall remain in full force and effect as if the same had been set forth in full herein, and Landlord and Tenant hereby ratify and confirm all of the terms and conditions thereof.

3.11.                     This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.12.                     Each party agrees that it will not raise or assert as a defense to any obligation under the Total Building Leases or this Amendment or make any claim that the Total Building Leases or this Amendment is invalid or unenforceable due to any failure of this document to comply with requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

3.13.                     This Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement.  Tenant expressly agrees that if the signature of Landlord and/or Tenant on this Amendment not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands the date and year set forth below, and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Amendment.

Date signed:	Landlord:

July 10, 2018	228 Strawbridge Associates, LLC,
a New Jersey limited liability company

	By:	228 Straw MM LLC,
a Delaware limited liability company,
its managing member

Witness:

/s/ Ann Snyder	By:	/s/ William Glazer
Name (printed): Ann Snyder	Name: William Glazer
Title: CEO

Date signed:	Tenant:

June 15, 2018	Tabula Rasa HealthCare, Inc.,
a Delaware corporation

Attest/Witness:

/s/ Andrea Spears	By:	/s/ Brian W. Adams
Name (printed): Andrea Spears	Name: Brian W. Adams
Title: CFO